Exhibit (e)

FORM OF DISTRIBUTION AGREEMENT

This Distribution Agreement (“Agreement”) dated as of                  , 2013 is entered into by and between Meridian Fund, Inc. (the “Corporation”) and Destra Capital Investments LLC (the “Distributor”).

WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Corporation is authorized by its Articles of Incorporation and its By-laws to issue separate series of shares, and classes thereof, representing interests in separate investment portfolios (each a “Series” of the Corporation) and the Corporation has authorized the issuance of shares of beneficial interest in each Series, and classes thereof;

WHEREAS, the Corporation has outstanding the Series set forth on Exhibit A hereto, as may be amended from time to time;

WHEREAS, the Corporation has selected the Distributor to act as a principal underwriter (as such term is defined in Section 2(a)(29) of the 1940 Act) of the shares of beneficial interest (“Shares”) of each current Series and any future Series, and the classes thereof;

WHEREAS, the Corporation has taken all necessary steps to appoint the Distributor as the principal underwriter to the Series pursuant to Section 15 of the 1940 Act and the Corporation’s organizational documents; and

WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of good standing of the Financial Industry Regulatory Authority (“FINRA”).

NOW IT IS AGREED AS FOLLOWS:

1. Appointment. The Corporation hereby appoints Distributor as exclusive agent for the distribution of Shares and Distributor hereby accepts such appointment under the terms of this Agreement. Notwithstanding any other provision of this Agreement, the Corporation may terminate, suspend or withdraw the offering of Shares of any Series whenever, in its sole discretion, it deems such action is necessary or desirable.

2. Delivery of Documents. The Corporation will provide promptly to the Distributor copies, properly certified or otherwise authenticated, of any registration statements filed by it with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements filed thereto.

3. Registration and Sale of Additional Shares. The Corporation will from time to time use its best efforts to register under the 1933 Act such shares of a Series not already so registered as Distributor may reasonably be expected to sell as agent that are duly authorized, registered and available for sale by the Corporation if, but only if, the Corporation determines to so sell them. Distributor and the Corporation will cooperate in taking such action(s) as may be necessary from time to time to qualify Shares for sale in such states as shall be mutually agreed to by Distributor and the Corporation, and to maintain such qualifications if and so long as such Shares are duly registered under the 1933 Act.

4. Sale and Repurchase of Shares. (a) Distributor will use its best efforts (but only in states in which it may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Corporation and registered under the 1933 Act, provided that each of Distributor and the Corporation may in its sole discretion refuse to accept orders for such Shares from any particular applicant.

(b) Distributor, as agent for the Corporation, will sell Shares to the public against orders therefor at the public offering price (which will be determined in the manner provided in the Corporation’s prospectus or statement of additional information, as now in effect and as it may be amended from time to time) (such prospectus and statement of additional information hereinafter the “Prospectus”), subject to the minimum purchase, investor eligibility and other requirements as may from time to time be indicated in the Prospectus, and all such sales shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC promulgated thereunder. In this regard, Distributor will ensure that sales of Shares will comply in all respects with the terms outlined in the Prospectus, including but not limited to, the application of any breakpoints.

(c) Distributor will have the right to take, as agent for the Corporation, all actions that, in the Distributor’s judgment, are reasonably necessary and proper to distribute the Shares. In carrying out its duties and responsibilities hereunder, Distributor may, pursuant to a separate written contract (a copy of which is attached hereto as Exhibit B), appoint various banks, brokers, dealers, insurance companies and other entities (“Financial Intermediaries”) to assist in the sale and distribution of the Shares and to provide advertising, promotion and other distribution services contemplated hereunder with respect to the sale and marketing of various classes of Shares. Such Financial Intermediaries shall at all times be deemed to be independent contractors retained by the Distributor and not by the Corporation.

(d) The Corporation shall receive the applicable net asset value on all sales of Shares by the Distributor as agent of the Corporation. Upon receipt of purchase instructions, Distributor will transmit such instructions to the Corporation’s transfer agent for the processing and registration of the Shares purchased. Distributor will deliver to the Corporation’s transfer agent all payments made pursuant to orders accepted by the Distributor, accompanied by proper instructions for the purchase of Shares, no later than the first business day following the receipt by Distributor in its home office of such payments and/or instructions.

(e) Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined under the 1940 Act) of the Distributor from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting, subject, in all cases, to compliance by Distributor with all applicable laws and regulations, and, provided, further that Distributor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

(f) Distributor, as agent for the Corporation, may effect the redemption/repurchase of Shares at such price and upon such terms and conditions as shall be specified in the Corporation’s then current Prospectus. At the end of each business day, the Distributor shall notify the Corporation and the Corporation’s transfer agent of the number of Shares redeemed for each Series and class thereof, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice and acceptance by the Corporation, the Corporation shall pay the Distributor the net asset value of the redeemed Shares in cash or in the form of a credit against monies due the Corporation from the Distributor as proceeds from the sale of Shares. The Corporation reserves the right to suspend such redemption right upon written notice to the Distributor (see Section 6 below). The Distributor further agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation’s transfer agent, shareholder and Financial Intermediary requests for redemption of Shares in the relevant Series.

(g) The Distributor shall be responsible for preparing, reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to the Corporation and each Fund, if applicable, and shall file with FINRA or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations.

(h) The Distributor shall prepare reports for the Corporation’s Board of Directors (the “Board”) regarding its activities under this Agreement as from time to time shall be requested by the Board, including reports regarding the use of any payments received by the Distributor pursuant to Rule 12b-1 under the 1940 Act.

(i) The Corporation may from time-to-time adopt one or more distribution plans pursuant to Rule 12b-1 under the 1940 Act. As compensation for services rendered hereunder, the Distributor shall be entitled to receive from the Corporation/Fund the payments set forth in such plan, or an exhibit thereto, designated for such purpose, as the same may be amended from time-to-time by agreement of the parties hereto. The Distributor, from time to time, may allocate or assign to any third party all or any portion of amounts payable to the Distributor under this Agreement, including Financial Intermediaries.

5. Sale of Shares to Investors by the Corporation. Any right granted to Distributor to accept orders for Shares or make sales on behalf of the Corporation will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Corporation or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company, and such right shall not apply to Shares that may be offered or otherwise issued by the Corporation to shareholders by virtue of their being shareholders of the Corporation.

6. Suspension of Sales. If and whenever a suspension of the right of redemption or a postponement of the date of payment or redemption has been declared pursuant to the Prospectus and applicable law, and has become effective, then, until such suspension or postponement is terminated, no further orders for Shares shall be accepted by Distributor except such unconditional orders placed with the Distributor before Distributor has knowledge of the suspension. The Corporation reserves the right to suspend the sale of Shares and Distributor’s authority to accept orders for Shares on behalf of the Corporation if, in the judgment of the Board, it is in the best interests of the Corporation to do so, such suspension to continue for such period as may be determined by the Board; and in that event, no Shares will be sold by the Corporation or by Distributor on behalf of the Corporation while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by Distributor before Distributor had knowledge of the suspension.

7. Expenses. The Corporation will pay (or will enter into arrangements providing that persons other than Distributor will pay) all fees and expenses in connection with the preparation and filing of any registration statement or Prospectus, amendments or supplements thereto under the 1933 Act covering the issue and sale of Shares and in connection with the qualification of Shares for sale in the various states in which such Shares are qualified for sale. It will also pay the issue taxes or (in the case of shares redeemed) any initial transfer taxes thereon, if applicable.

8. Conformity with Law. Distributor agrees that in selling the Shares it will comply in all respects with applicable rules of FINRA and the laws of the United States, including the rules and regulations of the SEC, and any state in which such Shares may be offered for sale by Distributor pursuant to this Agreement. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act. Specifically, the parties agree to the following, among others:

(a) Distributor will comply with the Rules of Fair Practice of FINRA and the federal and state securities laws of any jurisdiction in which it sells Shares.

(b) The Corporation agrees to furnish to the Distributor sufficient copies of any agreements, plans or other materials it intends to use in connection with sale of Shares in adequate time for the Distributor to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

(c) Distributor, at its own expense, will qualify as dealer, broker, or otherwise, under all applicable state or federal laws in order that Shares may be sold in such states as shall be mutually agreed upon by the parties, except for expenses described in Section 7 hereto, which will be paid by the Corporation or a Series, as appropriate.

(d) Distributor shall not make, in connection with any sale or solicitation of a sale of the Shares, any representations or statements concerning the Shares except those contained in the Corporation’s then current Prospectus covering the Shares and in printed information specifically approved by the Corporation as information supplemental to such Prospectus that may be communicated to potential or existing purchasers of Shares. Copies of the Corporation’s then effective Prospectus and any such printed supplemental information will be supplied to Distributor in reasonable quantities upon request.

9. Indemnification. (a) The Corporation agrees to indemnify, defend and hold the Distributor, its officers, employees, partners and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, employees, partners and directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon (i) any untrue statement of a material fact contained in the Corporation’s registration statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Corporation for use in the registration statement or Prospectus, (ii) any untrue statement of a material fact contained in the Corporation’s advertisement or sales literature or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Corporation for use in such advertisement or sales literature or (iii) any material action taken or omitted by the Corporation prior to the date of this Agreement.

The Corporation’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Corporation or its shareholders to which the Distributor, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Distributor, its officers or directors, or any controlling person thereof, or by reason of the reckless disregard of the obligations and duties under this Agreement by the Distributor, its officers or directors, or any controlling person thereof.

(b) The Distributor agrees to indemnify, defend, and hold the Corporation, its officers, directors and members of the Board of Directors (each, a “Director”), and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Corporation, its officers, directors, and Directors, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon (i) any untrue statement of a material fact contained in information furnished in writing by the Distributor to the Corporation for use in the registration statement or Prospectus, (ii) any omission or alleged omission to state a material fact in connection with such information furnished in writing by Distributor to the Corporation and required to be stated in the registration statement or Prospectus necessary to make such information not misleading, (iii) any willful misfeasance, bad faith or negligence in the performance of the Distributor’s obligations and duties under the Agreement or by reason of its reckless disregard thereof or (iv) any breach by the Distributor of any provision of this Agreement.

(c) A party seeking indemnification hereunder (the “Indemnitee”) shall give prompt written notice to the party from whom indemnification is sought (“Indemnitor”) of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the Indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor (“conflict of interest”), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

10. Termination and Amendment of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act). No provision of this Agreement may be amended, modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, change, waiver, discharge or termination is sought. If the Corporation should at any time deem it necessary or advisable in the best interests of the Corporation that any amendment of this agreement be made in order to comply with the requirements or pronouncements, directives or comments of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and should notify Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Corporation may terminate this agreement forthwith. If Distributor should at any time request that a change be made in the Corporation’s Articles of Incorporation or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC or of a national securities association of which Distributor is or may be a member, relating to the sale of Shares, and the Corporation does not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith. Furthermore, either party may terminate this Agreement at any time on sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11. Effective Period of This Agreement. Unless terminated automatically as set forth in Section 10 of this Agreement, this Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two years from that date, and shall remain in full force and effect from year to year thereafter, subject to annual approval (i) by Distributor and (ii) by the Board or by vote of a majority of the outstanding Shares of the Corporation or any Series, if applicable, and in either case by a majority of the Directors of the Corporation who are not interested persons of the Corporation or of the Distributor, by vote cast in person at a meeting called for the purpose of voting on such approval.

12. Successor Investment Company. Unless this Agreement has been terminated in accordance with Section 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Corporation as a result of a reorganization, recapitalization or change of domicile.

13. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall remain in full force and effect.

14. Binding Effect. Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

15. Force Majeure. If Distributor is delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused for a reasonable time, subject to restrictions and requirements of performance as may be established by federal or state law.

16. Anti-Money Laundering and Privacy Compliance. (a) Distributor acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Distributor represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

(b) The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any Financial Intermediary that is authorized to effect transactions in Shares.

(c) Each of Distributor and the Corporation agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Corporation, the Corporation’s chief compliance officer (“CCO”), or his/her designee, and regulatory agencies, reasonable access to copies of Distributor’s AML Operations, books and records pertaining to the Corporation only. It is expressly understood and agreed that the Corporation and the Corporation’s CCO shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients of Distributor.

(d) Nonpublic personal financial information relating to holders of any Shares provided by, or at the direction of, the Corporation to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of any Series other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of SEC Regulation S-P (“Reg. S-P”) in the ordinary course of business to carryout those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to holders of any Shares. The Distributor agrees to comply with all applicable state and federal privacy laws. The Corporation represents to the Distributor that it has adopted a privacy policy as required by Reg. S-P and agrees to provide the Distributor with a copy of that privacy policy annually.

17. Compliance Program. The Distributor will provide the Corporation with its written compliance policies and procedures as required by Rule 38a-1 of the 1940 Act for the approval by the Board. The Distributor will cooperate with the Corporation’s CCO in carrying out the Corporation’s obligations under Rule 38a-1 to oversee the compliance program of the Distributor, including providing the Corporation’s CCO access to compliance personnel and copies of such documents the Corporation’s CCO may reasonably request in conjunction with his/her review of the Distributor’s compliance program.

18. Limited Recourse. All parties hereto acknowledge and agree that any and all liabilities of the Corporation arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Corporation and that no Director, officer, director or shareholder shall be personally liable for any such liabilities. All persons dealing with the Corporation or a Series, if applicable, must look solely to the property belonging to the Corporation or such Series, as applicable, for the enforcement of any claims against the Corporation.

19. Rule 22c-2. Each of the Corporation and the Distributor agree, to the extent applicable, to comply with the requirements of Rule 22c-2 of the 1940 Act.

20. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Illinois as in effect as of the date hereof and the applicable provisions of the 1940 Act. To the extent that the applicable law of the state of Illinois, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

Very truly yours,

MERIDIAN FUND, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted as of the date hereof.

DESTRA CAPITAL INVESTMENTS LLC

By:
Name:
Title:

EXHIBIT A

As of November 1, 2013

MERIDIAN FUND, INC.®

100 Fillmore St., Suite 325

Denver, CO 80206

Meridian Equity Income Fund

Meridian Growth Fund

Meridian Contrarian Fund

Meridian Small Cap Growth Fund

(each, a “Fund” and collectively, the “Funds”)

EXHIBIT B

FORM OF SELECTED DEALER/FINANCIAL INTERMEDIARY AGREEMENT

DESTRA CAPITAL INVESTMENTS LLC

AND

Destra Capital Investments LLC (“Distributor”) serves as the principal underwriter for Meridian Fund, Inc. (the “Corporation”), including the series or classes thereof (each, a “Fund,” and, collectively, the “Funds”), a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to a distribution agreement between Distributor and the Corporation, on behalf of each Fund. Distributor hereby appoints                     , a bank, broker, dealer, insurance company or other entity (“Financial Intermediary”), to provide the services set forth in this Agreement (“Agreement”).

SECTION 1.	APPOINTMENT

a. Distributor and Financial Intermediary hereby agree that Financial Intermediary will participate in the sale and distribution of shares (“Shares”) of the Funds, subject to and in compliance with the terms of this Agreement. In this capacity, Financial Intermediary agrees to offer and sell Shares, but to do so only in the states and other jurisdictions in which Distributor has indicated in writing the Shares are available for sale. If Financial Intermediary is a registered broker or dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the terms on Exhibit B hereto apply; otherwise the terms on Exhibit C hereto apply.

b. Financial Intermediary agrees to comply with applicable federal and state laws relating to the sale or distribution of Shares, including anti-money laundering laws and regulations and applicable guidance issued by the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”) and/or other regulatory authorities having jurisdiction.

c. Financial Intermediary agrees that it is solely responsible for suitability determinations with respect to offers and sales of Shares to Financial Intermediary’s customers and that Distributor has no responsibility for Financial Intermediary’s performance of, or for Financial Intermediary’s acts or omissions in connection with, the duties or activities Financial Intermediary assumes or engages in under this Agreement. Financial Intermediary further understands that it is responsible for compliance with the securities and other applicable laws in each jurisdiction with respect to its offer and sale of Shares in such jurisdiction.

d. Financial Intermediary agrees that it has the systems, procedures and/or policies in place designed to ensure that it is complying with all terms of this Agreement, the Prospectus terms and applicable law regarding its duties hereunder.

SECTION 2.	ORDERS

a. Financial Intermediary agrees that it may offer and sell Shares only at the regular public offering price applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Financial Intermediary) are subject to: (i) the terms of the then-current prospectus and statement of additional information (including any supplements or amendments thereto) relating to each Fund (or, as appropriate, class thereof), as filed with the SEC (collectively, the “Prospectus”); (ii) the new account application for each Fund (or, as appropriate, class thereof), as supplemented or amended from time to time; and (iii) Distributor’s written instructions and multiple class pricing procedures and guidelines, if any, as provided to Financial Intermediary from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

b. In all offers and sales of Shares to the public, Financial Intermediary is not authorized to act as broker or agent for, or employee of, Distributor or any Fund, and Financial Intermediary shall not represent to any third party that Financial Intermediary has such authority or is acting in such capacity; in all cases, Financial Intermediary is acting as an independent contractor.

c. All purchase, redemption or exchange orders are subject to acceptance by Distributor, in its sole discretion, and become effective only upon confirmation by Distributor. Distributor reserves the right not to accept any specific order for the purchase, redemption and/or exchange of Shares.

d. Distributor agrees that it will accept from Financial Intermediary orders placed through any customized processing system agreed to by the parties.

e. Distributor reserves the right at any time, and without notice to Financial Intermediary, to suspend the sale of Shares or to withdraw or limit the offering of Shares. Distributor shall forthwith notify Financial Intermediary, in writing, if it or the Funds suspend, withdraw or limit the offering of Shares.

SECTION 3.	DUTIES OF FINANCIAL INTERMEDIARY

a. Financial Intermediary agrees to enter orders for the purchase of Shares only from Distributor and only for the purpose of covering purchase orders Financial Intermediary has already received from its customers or for Financial Intermediary’s own bona fide investment.

b. Financial Intermediary agrees to date and time stamp all orders for the purchase, redemption and/or exchange of Shares received by Financial Intermediary, and to promptly forward such orders to Distributor in time for processing at the public offering price next determined after receipt of such orders by Financial Intermediary, in each case as described in the Prospectus. Financial Intermediary represents that, to the extent applicable, orders received by Financial Intermediary are handled in a manner consistent with Rule 22c-1 under the 1940 Act and any SEC staff positions or interpretations issued thereunder.

c. Financial Intermediary agrees not to withhold placing orders for Shares with Distributor so as to benefit itself as a result of such inaction.

d. Financial Intermediary agrees to maintain necessary and appropriate records of all purchases, redemptions and exchanges of Shares made through Financial Intermediary and to furnish Distributor or regulatory authorities having jurisdiction with copies of such records upon request. In this regard, Financial Intermediary agrees that, unless Financial Intermediary holds Shares as nominee for its customers, it will provide Distributor with all necessary information to comply properly with all applicable federal, state and local reporting and record-keeping requirements. Financial Intermediary represents and agrees that all Taxpayer Identification Numbers (“TINs”) provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Financial Intermediary in omnibus accounts, Financial Intermediary agrees to perform all federal, state and local tax reporting with respect to such accounts, including, without limitation, redemptions and exchanges.

e. Financial Intermediary agrees to distribute or cause to be delivered to its customers Prospectuses, proxy solicitation materials and proxy cards, semi-annual and annual shareholder reports and other required disclosure documents in compliance with all applicable legal requirements, except to the extent that Distributor expressly undertakes in writing to do so on Financial Intermediary’s behalf. Distributor shall timely provide all such materials to Financial Intermediary in sufficient quantities.

f. Financial Intermediary agrees that payment for Shares ordered from Distributor shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by Distributor by the earlier of: (A) the end of the third (3rd) business day following Financial Intermediary’s receipt of the customer’s order to purchase such Shares; or (B) the settlement date established in accordance with Rule 15c6-1 under the 1934 Act. If such payment is not received by Distributor by such date, Financial Intermediary shall forfeit its right to any compensation with respect to such order, and Distributor reserves the right, without notice, to cancel the sale, or, at its option (in the case of Funds), to sell the Shares back to the Fund, in which case Distributor may hold Financial Intermediary responsible for any loss, including loss of profit, suffered by Distributor resulting from Financial Intermediary’s failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

g. Financial Intermediary agrees to be responsible to the Funds, the Funds’ transfer agent (“Transfer Agent”) and Distributor for any losses, claims, damages or expenses resulting from its: (i) failure to make any payment for, or settle any redemption of, Shares pursuant to this Agreement or (ii) correction, modification or cancellation of any order after its trade date, to the extent such order correction was not based on any lack of good faith, negligence or willful misconduct on Distributor’s part. Financial Intermediary will immediately pay such loss, claim, damage or expense to Distributor, the Transfer Agent or the Funds, as appropriate, upon notification.

h. Financial Intermediary agrees that it will not make any conditional or contingent orders for the purchase, redemption or exchange of Shares and acknowledges that Distributor will not accept such orders for Shares.

i. Financial Intermediary agrees that all expenses incurred by it in connection with its activities under this Agreement will be borne solely by Financial Intermediary.

j. Financial Intermediary agrees that, to the extent applicable, it will maintain the required net capital as specified by the rules and regulations of the SEC, FINRA and other regulatory authorities having jurisdiction.

k. Financial Intermediary agrees that it will maintain, during the term of this Agreement, a Financial Institution Blanket Bond covering dishonest acts, as such term is defined in the Financial Intermediary’s bond (hereinafter referred to as “Dishonest Acts”), of Financial Intermediary’s directors, trustees, officers, partners, employees, and agents, with coverage limits in amounts standard in the industry, and adequate to reasonably indemnify Financial Intermediary for losses it pays as a result of the Dishonest Acts of Financial Intermediary’s directors, trustees, officers, partners, employees, and agents. Financial Intermediary’s failure to maintain insurance shall not relieve it of liability under this Agreement.

SECTION 4.	NOTIFICATION TO FINANCIAL INTERMEDIARY

Distributor shall advise Financial Intermediary as soon as reasonably practicable: (i) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Prospectus with respect to any Shares or the initiation of any proceedings for that purpose; (ii) of the happening of any material event which makes untrue any statement made in a Fund’s then current Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and/or (iii) of any regulatory or legal action involving the Fund or the Fund’s adviser that would limit or restrict Financial Intermediary’s ability to offer or sell Shares.

SECTION 5.	FINANCIAL INTERMEDIARY COMPENSATION

a. Sales Charges/Financial Intermediary Concessions. On each purchase of Shares effected by Financial Intermediary, the total sales charges, dealer concessions, commissions or other compensation, if any, payable to Financial Intermediary shall be as set forth in the Prospectus, subject to applicable law, regulations and rules. Financial Intermediary acknowledges that no compensation will be paid to Financial Intermediary on the reinvestment of dividends or capital gains reinvestment or on Shares acquired in exchange for Shares of another Fund, or class thereof, having the same sales charge structure as the Fund, or class thereof, from which the exchange was made, in accordance with the Prospectus.

b. Rule 12b-1 Plan Payments.

With respect to any Fund that offers Shares which are covered by distribution plans adopted under Rule 12b-1 under the Investment Company Act of 1940, as amended (“Rule 12b-1 Plans”), Distributor is authorized to pay the Financial Intermediary distribution fees, as specified in the Prospectus, with respect to Shares, to the extent that Financial Intermediary provides distribution, marketing, administrative or other similar services or activities in connection with the sale and distribution of such Shares, which services are covered by such Rule 12b-1 Plan. Each Rule 12b-1 Plan is described in the Prospectus.

All Rule 12b-1 Plan distribution fees shall be based on the aggregate amount of Shares attributable to Financial Intermediary’s customers and eligible for such payment, and shall be calculated at the rates set forth in the compensation schedule then in effect. The aggregate annual fees paid to Financial Intermediary pursuant to any Rule 12b-1 Plan shall, in no event, exceed the amounts stated in the Prospectus, which amount shall be a specified percent of the value of the Fund’s aggregate assets held in Financial Intermediary’s customers’ accounts that are eligible for payment pursuant to the Rule 12b-1 Plans. To the extent Distributor waives or foregoes any payments payable to Distributor under such Rule 12b-1 Plan, the amounts payable to Financial Intermediary will be reduced accordingly.

In determining the amount payable to Financial Intermediary hereunder, Distributor reserves the right to exclude any sales that it reasonably determines are not in accordance with the terms of the Prospectus and provisions of this Agreement.

Financial Intermediary hereby acknowledges that all payments under Rule 12b-1 Plans are subject to limitations contained in such Rule 12b-1 Plans and may be varied or discontinued at any time. After the date of termination as to any Fund or class thereof, Distributor will not be obligated to pay a distribution fee with respect to any Shares of that Fund or class thereof that are first purchased by Financial Intermediary’s customers after the date of termination. However, after the termination, for so long as any Share that was considered in the calculation of the fee as of the date of the termination is held by any of Financial Intermediary’s customers (a “Pre-Termination Share”), provided that the payment of such fee complies with applicable law, Distributor will remain obligated to pay Financial Intermediary the fee as to each Pre-Termination Share. For so long as Distributor or some other person or entity continues to pay the fee, and Financial Intermediary continues to perform its duties and obligations hereunder with respect to such Pre-Termination Shares and the covenants and agreements between the parties set forth in this Agreement will remain in full force and effect, to the extent applicable, as to such Pre-Termination Shares.

c. Qualifying Sales. Distributor or any of its affiliates may, but will not be obligated to, make payments to Financial Intermediaries from Distributor’s own resources as compensation for certain sales that are made at net asset value (“Qualifying Sales”). If Financial Intermediary notifies Distributor of a Qualifying Sale, Distributor may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the Shares purchased in a Qualifying Sale are redeemed within twelve (12) months of the end of the month of purchase, Distributor shall be entitled to recover any advance payment attributable to the redeemed Shares by reducing any account payable or other monetary obligation Distributor may owe to Financial Intermediary or by making demand upon Financial Intermediary for repayment in cash. Distributor reserves the right to withhold advances to Financial Intermediary, if for any reason Distributor believes that it may not be able to recover unearned advances from Financial Intermediary. Financial Intermediary shall be entitled to disclose such payment to Financial Intermediary’s customers in a manner it deems reasonable.

d. Reduced Sales Charge. Any sales charges, dealer concessions, commissions or other form of compensation may be subject to reduction under a variety of circumstances as described in the then current Prospectus. For an investor to obtain any reduction, Distributor must be notified at the time of the sale that the sale qualifies for the reduced sales charge. If Financial Intermediary fails to notify Distributor of the applicability of a reduction in the sales charge at the time the trade is placed, neither Distributor nor any Fund will be liable for amounts necessary to reimburse any investor for the reduction that should have been affected.

e. No Obligation to Pay. In no event, shall Distributor have any obligation to pay any compensation to a Financial Intermediary for the sale of Shares until Distributor receives the related compensation from the Fund or class thereof, and Distributor’s liability to Financial Intermediary for such payments is limited solely to the related compensation that Distributor receives from such Fund or class thereof.

f. Suspension/Elimination of Compensation. Financial Intermediary acknowledges and agrees that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including Rule 12b-1 Plan payments or other dealer compensation, by amendment, sticker or supplement to the then current Prospectus.

SECTION 6.	MULTIPLE CLASSES OF SHARES; REDUCED SALES CHARGES

a. Distributor may, from time to time, provide Financial Intermediary with written guidelines or standards relating to the sale, distribution or servicing of Funds offering multiple classes of Shares, including classes offering different sales charges, Rule 12b-1 Plan fees or other operating expenses.

b. In accordance with the terms of each applicable Prospectus, Financial Intermediary acknowledges that a reduced sales charge or no sales charge (collectively, “discounts”) may be available to purchasers of Shares. Financial Intermediary represents that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures to ensure that Financial Intermediary’s customers receive all available discounts, and Financial Intermediary agrees: (i) to inform its customers of applicable discount opportunities and to inquire about other qualifying holdings that might entitle customers to receive discounts; (ii) to advise Distributor, contemporaneously with each purchase order it forwards to Distributor as agent for its customers, of the availability of any discounts; and (iii) that in the event that Financial Intermediary fails to provide Distributor with information concerning the availability of discounts as provided in (ii) above, Financial Intermediary, and not Distributor or the Funds or any class thereof, shall be responsible for reimbursing its customer any applicable discount amount.

SECTION 7.	REDEMPTIONS, REPURCHASES AND EXCHANGES OF FUNDS

a. The Prospectus describes the provisions whereby the Fund, under all ordinary circumstances, will redeem Shares held by shareholders on proper submission. Financial Intermediary agrees that it will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund to which it refers, and that Financial Intermediary will pay as redemption proceeds to shareholders the net asset value, minus any applicable redemption fee, determined after receipt of the order as discussed in the Prospectus.

b. Financial Intermediary agrees not to repurchase any Shares from its customers at a price below that next quoted by a Fund for redemption or repurchase, i.e., at the net asset value of such Shares, less any applicable redemption fee, in accordance with the Fund’s Prospectus. Financial Intermediary shall, however, be permitted to sell Shares for the account of the customer or record owner to a Fund at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Financial Intermediary discloses the fee or commission to the customer or record owner. Nevertheless, Financial Intermediary agrees that it shall not maintain a secondary market in such repurchased Shares.

c. Financial Intermediary agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by Distributor within the time customary or required by law, the redemption may be canceled without any responsibility or liability on Distributor’s part or on the part of any Fund or class thereof, or Distributor, at its option, may buy the shares redeemed on behalf of the Fund, in which latter case Distributor may hold Financial Intermediary responsible for any loss, including loss of profit, suffered by Distributor resulting from Distributor’s failure to settle the redemption unless such failure was caused by a Force Majeure (as defined below) event.

d. Financial Intermediary agrees that if any Share is redeemed or is tendered for redemption within seven (7) business days after confirmation by Distributor of the original purchase order from Financial Intermediary unless such redemption is the result of an error by Distributor or the Fund or such shorter holding period was agreed by Distributor or the Fund, Financial Intermediary shall forfeit its right to any compensation with respect to such Share and shall forthwith refund to Distributor the full compensation, if any, paid to Financial Intermediary on the original sale. Distributor agrees to notify Financial Intermediary of such redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Financial Intermediary from its obligation under this provision.

e. Financial Intermediary agrees that it will comply with all restrictions and limitations on exchanges described in each Fund’s Prospectus, including any restrictions or prohibitions relating to frequent purchases, redemptions and exchanges (i.e., market timing).

SECTION 8.	FUND INFORMATION

a. Financial Intermediary agrees that Distributor is responsible and liable only for the information or representations concerning Shares as contained in the Prospectus or in written materials provided or approved by Distributor.

b. Distributor, at no cost to Financial Intermediary, will supply to Financial Intermediary reasonable quantities of Prospectuses, sales literature, sales bulletins, and additional sales information as approved by Distributor and the Funds. Financial Intermediary agrees to use only advertising or sales material relating to the Funds that: (i) is supplied by Distributor, and (ii) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Shares.

SECTION 9.	REGISTRATION OF SHARES

a. Distributor acts solely as agent for the Funds.

b. Upon execution of this Agreement, and upon future requests from Financial Intermediary, Distributor shall timely furnish to Financial Intermediary information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. Notwithstanding anything herein to the contrary, Distributor shall have no obligation to make any notice, registration or exemptive filings with respect to Shares in any state or jurisdiction.

c. Financial Intermediary shall only transact orders for Shares in states or jurisdictions in which it has been informed that Shares may be sold or in which it and its personnel are authorized to sell Shares.

d. Distributor shall have no responsibility, under the laws regulating the sale of securities in the United States, any state thereof, or any foreign jurisdiction, with respect to the qualification or status of Financial Intermediary or Financial Intermediary’s personnel selling Shares.

SECTION 10.	REPRESENTATIONS AND WARRANTIES

a. In addition to the representations and warranties found elsewhere in this Agreement, Distributor represents and warrants that:

(i) It is a Limited Liability Company duly organized and existing and in good standing under the laws of the state of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as exclusive distributor for the Funds.

(ii) It is a member in good standing of FINRA.

(iii) It is empowered under applicable laws and by Distributor’s organizational documents to enter into this Agreement and perform all activities and services of Distributor provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Distributor’s ability to perform under this Agreement.

(iv) All requisite actions have been taken to authorize Distributor to enter into and perform this Agreement.

(v) Each Fund is registered as an open-end management investment company with the SEC under the 1940 Act.

(vi) All Shares, when issued, shall be validly issued, fully paid and non-assessable.

(vii) Each Fund’s prospectus is currently effective and will remain effective with respect to all shares being offered for sale.

(viii) The payment to Financial Intermediary of any compensation pursuant hereto: (1) has been duly authorized by the Board of Directors of the Corporation, or any other person to the extent such authorization is required to make such payment; (ii) is properly disclosed in the Prospectus to the extent such disclosure may be required; and (iii) is in conformity with all federal, state and industry laws or regulations to which the Funds or its agents are subject.

b. In addition to the representations and warranties found elsewhere in this Agreement, including Exhibit B and Exhibit C, as applicable to Financial Intermediary, Financial Intermediary represents and warrants that:

(i) It is a              duly organized and existing and in good standing under the laws of the state of              and will not offer Shares for sale in any state or jurisdiction where such Shares may not be legally sold, as indicated in the information supplied to Financial Intermediary pursuant to Section 9.b. hereof, or where Financial Intermediary is not qualified to act as a broker-dealer or otherwise eligible to offer and sell Shares.

(ii) It is empowered under applicable laws and by Financial Intermediary’s organizational documents to enter into this Agreement and perform all activities and services of the Financial Intermediary provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Financial Intermediary’s ability to perform under this Agreement.

(iii) All requisite actions have been taken to authorize Financial Intermediary to enter into and perform this Agreement.

(iv) It is a “financial institution” as defined in 31 U.S.C. 5312(a)(2) or (c)(1) and is regulated by a “Federal functional regulator” as defined in 31 CFR ss.103.120(a)(2).

(v) Its compliance personnel have sufficient expertise and experience to implement this Agreement in accordance with its terms and that it has in place compliance systems, policies and procedures designed to detect and prevent late trading of mutual fund shares. Financial Intermediary further represents that it has adequate qualified personnel and systems to comply with any restrictions and limitations on purchases, redemptions and exchanges described in the Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing) and any eligibility requirements with respect to purchasing Shares.

(vi) It has full authority to act on behalf of its customers in connection with the purchase and sale of Shares and will act only in accordance with the scope of its authority when acting on behalf of its customers.

SECTION 11.	ANTI-MONEY LAUNDERING RESPONSIBILITY

a. Financial Intermediary represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by the SEC and the guidance and rules of the applicable securities exchanges, self-regulatory organizations (“SROs”) and FINRA (collectively, “Guidance”).

b. In connection with Distributor’s reliance on Financial Intermediary to perform Customer Identification Program (“CIP”) procedures on its behalf, Financial Intermediary represents and warrants that: (1) Financial Intermediary is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder; (2) Financial Intermediary is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. ss.103.120(a)(2); (3) Financial Intermediary has implemented a CIP compliant with Section 326 that enables Financial Intermediary to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; and (4) upon request, Financial Intermediary will certify annually that it has implemented its anti-money laundering program and that it or its agent will perform all aspects of its CIP procedures with respect to customers referred to the Fund by the Financial Intermediary.

c. Financial Intermediary represents and warrants that to the extent that any of its customers who maintain Fund accounts is a current or former Senior Foreign Political Figure (“SFPF”), an immediate family member of a SFPF, a person who is widely known (or is actually known by the Financial Intermediary) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

d. Financial Intermediary represents and warrants that to the extent its customers who maintain Fund accounts are foreign banks, it has taken reasonable measures and has obtained certifications and will obtain re-certifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

e. Financial Intermediary will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Fund, directly or indirectly, from:

(i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

f. Financial Intermediary agrees that if the Funds or Distributor is required to supply information, documentation or guidance to an SRO or government department or agency about the CIP of the Funds or Distributor or the measures taken to obtain information and to verify the identity of specific clients of the Funds, Financial Intermediary shall allow such SRO or government department or agency to examine its files.

g. Financial Intermediary agrees to suspicious transactions and to assist Distributor in monitoring for such transactions upon the request of Distributor or a Fund.

SECTION 12.	PROMPT TRADE COVENANT

Financial Intermediary will transmit orders for the purchase, redemption and/or exchange of Shares on any business day that are based only on those transactions that Financial Intermediary received and accepted as being in good order no later than the close of trading for that business day.

SECTION 13.	MARKET TIMING/FREQUENT TRADING COVENANT

Financial Intermediary shall cooperate with Distributor to identify and discourage market timers and frequent traders. If Financial Intermediary becomes aware of any market activity, it will immediately notify Distributor. Financial Intermediary acknowledges that Distributor may refuse a request to purchase Shares if Distributor believes such purchase request includes a request by a market timer or frequent trader. Financial Intermediary will assist the Funds in enforcing policies adopted by the Funds with respect to market timing and frequent trading (including the restrictions disclosed in the Prospectus), and shall impose on shareholders, and remit to the applicable Fund, any applicable redemption or short-term trading fees imposed by a Fund and collected by Financial Intermediary. Distributor shall immediately notify Financial Intermediary of any changes to the policies adopted by the Funds with respect to market timing and frequent trading.

SECTION 14.	PRIVACY

Each of Distributor and Financial Intermediary represents that it is in compliance with SEC Regulation S-P, adopted pursuant to the Gramm-Leach Bliley Act of 1999 and any applicable state privacy laws.

SECTION 15.	CONFIDENTIALITY

All books, records, information and data pertaining to the business of the other party (“Confidential Information”) that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except (i) if such information is already publicly available; (ii) if such information is, at the time of disclosure, as shown by the receiving party’s records, already in the receiving party’s possession on a lawful basis; (iii) if such information is lawfully acquired by the receiving party after the time of the disclosure through a third party under no obligation of confidentiality to the disclosing party; (iv) as may be required solely for the purpose of carrying out a party’s duties and responsibilities under this Agreement; (v) if such information is independently developed by the receiving party; (vi) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (vii) as may be required to be disclosed to a party’s attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or (viii) with the express prior written permission of the other party.

SECTION 16.	TERMINATION; AMENDMENT; FORCE MAJEURE

a. In addition to the automatic termination of this Agreement specified in Exhibit B of this Agreement, either party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, either party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent in accordance with Section 22.

b. This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by Financial Intermediary or Distributor.

c. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve either party of its obligations and duties specified in this Agreement. A trade placed by Financial Intermediary subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Financial Intermediary, will only be effective upon written notification by Distributor.

d. This Agreement is not assignable or transferable and will terminate automatically in the event of its “assignment,” as defined in the 1940 Act, and the rules, regulations and interpretations thereunder. Either party may, however, transfer any of its duties under this Agreement to any entity that controls or is under common control with such party.

e. This Agreement may be amended by Distributor at any time, upon 60 days’ prior written notice to, and the prior written consent of, Financial Intermediary, which consent will not be unreasonably withheld. Distributor may, however, amend this Agreement at any time to comply with any requirements of any applicable law, rule or regulation without Financial Intermediary’s consent, but with 30 days’ prior written notice to Financial Intermediary, and Financial Intermediary’s placing of an order or accepting payment of any kind after the effective date contained in such notice of such amendment shall constitute Financial Intermediary’s acceptance of such amendment.

f. If either party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of God; strikes; acts of terrorism or war; riots; delays associated with computer hardware malfunction or failure, electrical failures and similar occurrences reasonably beyond its control (“Force Majeure”), this Agreement will remain in effect and the non-performing party shall not be liable for damages resulting from such failure to perform from such causes.

SECTION 17.	SETOFF; DISPUTE RESOLUTION; GOVERNING LAW

a. Should any of Financial Intermediary’s compensation accounts with Distributor have a debit balance, or should Financial Intermediary otherwise owe any amounts to Distributor, Distributor shall be permitted to offset and recover the amount owed from any account Financial Intermediary has with Distributor, without notice or demand to Financial Intermediary.

b. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules and procedures of FINRA, as applicable. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

c. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Illinois, without reference to the choice-of-law principles thereof.

SECTION 18.	INVESTIGATIONS AND PROCEEDINGS

The parties to this Agreement agree to cooperate, to the full extent permitted by applicable laws and regulations, in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

SECTION 19.	CAPTIONS

All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof.

SECTION 20.	SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

SECTION 21.	SURVIVAL

The obligation contained in Section 5.b. to pay a distribution fee on any Pre-Termination Shares and the representations and warranties contained in Section 10 hereof, as well as the provisions of Section 24 shall survive the termination of this Agreement.

SECTION 22.	NOTICES

Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party’s time) by facsimile transmission and confirmed by a telephone call, (iii) the same business day if sent by personal delivery, or (iv) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices required to be given under this Agreement shall be given or sent to a party at the address listed on Exhibit A attached hereto.

SECTION 23.	NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

SECTION 24.	INDEMNIFICATION

(a) Financial Intermediary agrees to be responsible to the Funds, the Transfer Agent and Distributor for any losses, claims, damages or expenses resulting from acting upon such authority, instructions and performance. Financial Intermediary shall indemnify and hold harmless Distributor, each Fund, the Transfer Agent, and their respective subsidiaries, affiliates, officers, directors, trustees, agents and employees from all direct or indirect liabilities, damages, losses, costs or expenses (including attorneys’ fees) arising from, related to or otherwise connected with: (i) any breach by Financial Intermediary of any provision of this Agreement; (ii) any violation by Financial Intermediary of applicable law, regulations or rules; or (iii) any actions or omissions by Distributor, any Fund, the Transfer Agent, and their subsidiaries, affiliates, officers, directors, trustees, agents and employees made in reliance upon any instructions believed to be genuine and to have been given on behalf of Financial Intermediary.

(b). Distributor shall indemnify and hold harmless Financial Intermediary and its officers, directors, trustees, and employees from all liabilities, damages, losses, costs or expenses (including attorneys’ fees) arising from, related to or otherwise connected with: (i) any breach by Distributor of any provision of this Agreement; (ii) any untrue statement of a material fact contained in the Prospectus, or arising out of or based upon any omission to state a material fact required to be stated in the Prospectus, or necessary to make the statements in any thereof not misleading; or (iii) any violation by Distributor of applicable law.

SECTION 25.	MISCELLANEOUS

(a). Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping systems, accessed via any computer hardware or software provided to Financial Intermediary by Distributor or the Transfer Agent.

(b). Upon request of Distributor, Financial Intermediary agrees to also provide Distributor with such information as Distributor or the Board of Directors of the Corporation may reasonably request to assist Distributor with certain board reporting obligations, related to expenditures made pursuant to the Rule 12b-1 Plan and other service fee plans as well as with respect to the Funds’ obligations under Rule 38a-1 of the 1940 Act.

SECTION 26.	ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by Financial Intermediary and accepted by Distributor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.

DESTRA CAPITAL INVESTMENTS LLC

By:
	Name:	Nicholas Dalmaso
	Title:	General Counsel
Date:

By:

Name:

Title:

Address:

Telephone:

Fax:

FINRA CRD #:

TAX ID #:

Dealer #:

(Internal Use Only)

Date:

EXHIBIT A

NOTICES

Notices required by the Agreement should be sent as follows:

If to the Financial Intermediary:

Destra Capital Investments LLC
If to the Corporation:	Attn: Nicholas Dalmaso c/o General Counsel 901 Warrenville Road, Suite 15 Lisle, IL 60532

Destra Capital Investments LLC
If to the Distributor:	Attn: Nicholas Dalmaso c/o General Counsel 901 Warrenville Road, Suite 15 Lisle, IL 60532

BNY Mellon Investment Servicing (US) Inc.
If to the Transfer Agent:	Attn: Donna McKenna 4400 Computer Drive Westborough, MA 01581

EXHIBIT B

REGISTERED BROKER-DEALERS

The following terms are applicable to any Financial Intermediary that is registered with the SEC.

a. Financial Intermediary represents and warrants that: (i) it is a broker-dealer registered with the SEC; (ii) it is a member in good standing of FINRA; and (iii) it is solely responsible for the supervision of its registered representatives and associated persons.

b. Financial Intermediary agrees to notify immediately Distributor if its membership with FINRA is terminated or suspended. Termination or suspension of either party’s membership with FINRA shall immediately cause the termination of this Agreement. Financial Intermediary and Distributor each agree to notify the other promptly in writing of any such action or event.

c. Financial Intermediary understands and acknowledges that it is subject to the Conduct Rules of FINRA, and will comply fully with all such rules.

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EXHIBIT C

NON-REGISTERED BROKER-DEALERS

The following terms are applicable to any Financial Intermediary that is not registered with the SEC.

a. Financial Intermediary represents and warrants that it is exempt from registration as a broker-dealer under the U.S. federal securities laws, and that it will conduct its activities hereunder and otherwise in a manner so as to remain exempt from such registration and in compliance with all laws and regulations that are now applicable, or which may become applicable, to Financial Intermediary and its activities hereunder.

b. Financial Intermediary represents and warrants that it is exempt from being required to register or qualify to act as a broker or dealer in the states or other jurisdictions where it transact business. If such exemption becomes no longer available to it, Financial Intermediary agrees to immediately become registered or qualified to act in such capacity in those jurisdictions where such exemption is no longer available.

c. Financial Intermediary agrees that this Agreement will terminate without notice if any court or regulatory authority with jurisdiction determines that Financial Intermediary is acting as a broker, dealer or similar entity on an unregistered basis in violation of applicable law. Financial Intermediary agrees that it shall notify Distributor immediately of any such determination.

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